Exhibit 10.1 THE JELD-WEN DEFERRED COMPENSATION PLAN As Adopted Effective April 1, 2022

1 ARTICLE I - INTRODUCTION JELD-WEN Holding, Inc. (the “Company”) hereby establishes the JELD-WEN Deferred Compensation Plan (the “Plan”) effective April 1, 2022, to permit eligible executives and eligible directors to defer receipt of certain compensation earned for service with the Employer. For purposes of the Code, the Plan is intended to be a nonqualified deferred compensation plan that is unfunded and unsecured. For purposes of ERISA, the Plan is intended to be a plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA providing unfunded benefits to a select group of management or highly compensated employees. ARTICLE II - DEFINITIONS When used in this Plan, the following terms have the meanings set forth below unless a different meaning is plainly required by the context: 2.1 “Account” means the bookkeeping account maintained for a Participant by the Recordkeeper to determine, from time to time, the Participant’s interest under this Plan. The balance in such Account will be determined by the Recordkeeper pursuant to any guidelines established by the Plan Administrator. Each Participant’s Account will generally consist of a Retirement Subaccount but may also include one or more Equity Subaccounts and one or more In- Service Subaccounts. The Recordkeeper may also establish such other subaccounts as it deems necessary for the proper administration of the Plan. Where appropriate, a reference to a Participant’s Account will include a reference to each applicable subaccount that has been established thereunder. 2.2 “Act” means the Securities Exchange Act of 1934, as amended from time to time. 2.3 “Base Salary” means an Eligible Executive’s adjusted base salary, to the extent payable in U.S. dollars from an Employer’s U.S. payroll (or as otherwise payable, with respect to currency and payroll, and provided in Section 3.1(a) in connection with certain events). The Plan Administrator is entitled to specify on the Election Form applicable to a particular deferral election (or in other documentation applicable to such deferral election) whether and to what extent (if at all) amounts will be subtracted from gross base salary to arrive at adjusted base salary. Any such specifications must be made in writing no later than the date on which such deferral election becomes irrevocable pursuant to Section 4.2 of this Plan, and any amount to be subtracted that is variable must be permitted to be variable under Section 409A. 2.4 “Beneficiary” means, with respect to a Participant, the person or persons properly designated by the Participant, as determined by the Recordkeeper, to receive the amounts in the Participant’s Account in the event of the Participant’s death in accordance with Section 4.2(h) (or such other person who becomes entitled to receive such amount in accordance with Section 6.4). 2.5 “Board” means the Board of Directors of the Company. 2.6 “Board Year” means the 12-month period for which Directors are compensated for their services on the Board.

2 2.7 “Bonus Compensation” means any bonus compensation earned by an Eligible Executive other than MIP Compensation, to the extent payable in U.S. dollars from an Employer’s U.S. payroll (or as otherwise payable, with respect to currency and payroll, and provided in Section 3.1(a) in connection with certain events). The Plan Administrator is entitled to specify on the Election Form applicable to a particular deferral election (or in other documentation applicable to such deferral election) whether and to what extent (if at all) amounts will be subtracted from bonus compensation to arrive at an adjusted bonus compensation amount. Any such specifications must be made in writing no later than the date on which such deferral election becomes irrevocable pursuant to Section 4.2, and any amount to be subtracted that is variable must be permitted to be variable under Section 409A. 2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time. 2.9 “Company” means JELD-WEN Holding, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successor or successors. 2.10 “Director” means a non-employee member of the Board. 2.11 “Director Fees” means a Director’s cash compensation for services as a Director. 2.12 “Disability” means, with respect to a Participant, that the Social Security Administration has determined that the Participant is entitled to receive federal Social Security disability benefits. 2.13 “Discretionary Employer Restoration Contributions” means discretionary employer contributions allocated pursuant to Section 4.1(g). 2.14 “Distribution Valuation Date” means each date as specified by the Plan Administrator from time to time as of which Accounts are valued for purposes of distributions under this Plan. The current Distribution Valuation Dates are the first day of each calendar month. Any current Distribution Valuation Date may be changed by the Plan Administrator, provided that such change does not result in a change in when deferrals are paid out that is impermissible under Section 409A. Values are determined as of the close of a Distribution Valuation Date or, if such date is not a business day, as of the close of the following business day. 2.15 “Election Form” means the form prescribed by the Plan Administrator on which a Participant specifies the amount of his or her Base Salary, Bonus Compensation, MIP Compensation, RSUs, PSUs, and or Director Fees (as applicable) to be deferred and the timing and form of his or her deferral payouts under this Plan, all pursuant to the provisions of Article IV. An Election Form need not exist in a paper format, and it is expressly authorized that the Plan Administrator may make available for use such technologies, including voice response systems, Internet-based forms and any other electronic forms for use as an Election Form, as it deems appropriate from time to time. 2.16 “Eligible Director” has the meaning specified in Section 3.1. 2.17 “Eligible Executive” has the meaning specified in Section 3.1.

3 2.18 “Employer” means the Company and each subsidiary or affiliate of the Company (if any) that is currently designated as an Employer for purposes of this Plan by the Plan Administrator. An entity will be an Employer hereunder only for the period that it is (i) so designated by the Plan Administrator, and (ii) a member of the JELD-WEN Organization. 2.19 “Equity Subaccount” means a subaccount of a Participant’s Account maintained to reflect his or her interest attributable to each deferral (or separately tracked portion of a deferral) of RSUs and PSUs. 2.20 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. 2.21 “Executive” means any person classified by an Employer as in a salaried executive position who is (i) receiving remuneration for personal services rendered in the employment of the Employer, (ii) paid in U.S. dollars from the Employer’s U.S. payroll, and (iii) a U.S. citizen or a U.S. lawful permanent resident assigned to work primarily in the U.S. Notwithstanding the foregoing sentence, any person meeting the requirements of the foregoing sentence who is working outside the U.S. will not be included as an Executive if applicable local law of the country in which the person is working (e.g., local law relating to the payment of compensation) does not permit the person to defer the receipt of compensation that is eligible for deferral hereunder. 2.22 “In-Service Subaccount” means a subaccount of a Participant’s Account maintained to reflect his or her interest attributable to each deferral (or separately tracked portion of a deferral) of Base Salary, Bonus Compensation, MIP Compensation, or Director Fees for which the Participant has elected to receive payment based on a Specific Payment Date and earnings or losses credited to such subaccount in accordance with Article V. 2.23 “JELD-WEN Organization” means the controlled group of organizations of which the Company is a part, as defined by Code section 414(b) and (c) and the regulations issued thereunder. An entity will be considered a member of the JELD-WEN Organization only during the period it is one of the group of organizations described in the preceding sentence. 2.24 “MIP Compensation” means a performance-based annual bonus earned by an Eligible Executive for a Plan Year under the Employer’s Management Incentive Plan, to the extent payable in U.S. dollars from an Employer’s U.S. payroll (or as otherwise payable, with respect to currency and payroll, and provided in Section 3.1(a) in connection with certain events). The Plan Administrator is entitled to specify on the Election Form applicable to a particular deferral election (or in other documentation applicable to such deferral election) whether and to what extent (if at all) amounts will be subtracted from a gross annual incentive award to arrive at an adjusted annual incentive award. Any such specifications must be made in writing no later than the date on which such deferral election becomes irrevocable pursuant to Section 4.2, and any amount to be subtracted that is variable must be permitted to be variable under Section 409A. 2.25 “Other Discretionary Employer Contributions” means discretionary employer contributions allocated pursuant to Section 4.1(g). 2.26 “Other Discretionary Employer Contributions Subaccount” means a subaccount of a Participant’s Account maintained to reflect his or her interest Other Discretionary Employer

4 Contributions (or separately tracked portion of Other Discretionary Employer Contributions) and earning or losses credited to such subaccount in accordance with article V. 2.27 “Participant” means any Eligible Executive or Eligible Director who has an Account. “ 2.28 “Plan” means the JELD-WEN Deferred Compensation Plan set forth herein, as it may be amended and restated from time to time. 2.29 “Plan Administrator” means the JELD-WEN Deferred Compensation Plan Committee or its delegate or delegates, which has the authority to administer the Plan as provided in Article VII. The initial membership of such committee comprises the Company’s Executive Vice President, Human Resources; General Counsel; Chief Accounting Officer; Vice President, Human Resources NA; Deputy General Counsel; and Vice President, Treasurer. The committee shall be self-governing and shall establish a charter that, in part, specifies the procedure for changes in the membership of the committee. In addition, the Company’s Executive Vice President, Human Resources (the Officer), or if such position is vacant or eliminated, the person who is acting to fulfill the duties of the position as such duties existed immediately prior to the vacancy or the position elimination, is delegated the responsibility for the operational administration of the Plan, including the powers set forth in Article VII and Article VIII. The Officer has the authority to further delegate operational responsibilities to other persons or parties and has delegated certain operational responsibilities to the Recordkeeper. References in this document to the Plan Administrator are deemed to include the Officer and those individuals to whom the Plan Administrator or the Officer have delegated responsibility for Plan administration, other than the Recordkeeper. All delegations made under the authority granted by this Section are subject to Section 7.6. 2.30 “Plan Year” means the 12-consecutive month period beginning on January 1 and ending on the immediately following December 31. 2.31 “PSU” means a performance-vested stock unit granted to an Eligible Executive or Eligible Director under the Company’s equity incentive plan. 2.32 “Recordkeeper” means for any designated period of time, the party that is delegated the responsibility, pursuant to the authority granted in the definition of Plan Administrator, to maintain the records of Participant Accounts, process Participant transactions and perform other duties in accordance with any procedures and rules established by the Plan Administrator. 2.33 “Retirement Subaccount” means a subaccount of a Participant’s Account maintained to reflect his or her interest attributable to each deferral (or separately tracked portion of a deferral) of Base Salary, Bonus Compensation, MIP Compensation and Director Fees for which the Participant has not elected to receive payment based on a Specific Payment Date, all Discretionary Employer Restoration Contributions, and earnings or losses credited to such subaccount in accordance with Article V. 2.34 “RSU” means a time-vested stock unit granted to an Eligible Executive or Eligible Director under the Company’s equity incentive plan.

5 2.35 “Section 409A” means Section 409A of the Code and the applicable regulations and other guidance of general applicability that are issued thereunder. 2.36 “Separation from Service” means a Participant’s separation from service as defined in Section 409A(a)(2)(A)(i). In the event a Participant who is an Executive also provides services other than as an Executive for the Employer, as determined under the prior sentence, such other services will not be taken into account in determining when a Separation from Service occurs to the extent permitted under Treas. Reg. § 1.409A-1(h)(5) (relating to Directors). The term may also be used as a verb (i.e., “Separates from Service”) with no change in meaning. 2.37 “Specific Payment Date” means a specific date selected by an Eligible Executive that triggers an in-service lump sum payment of an In-Service Subaccount or the start of installment payments for an In-Service Subaccount. 2.38 “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152(a), without regard to Code Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B)); (b) loss of the Participant’s property due to casualty; or (c) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Recordkeeper will determine the occurrence of an Unforeseeable Emergency in accordance with Treas. Reg. §1.409A-3(i)(3) and any guidelines established by the Plan Administrator. 2.39 “U.S.” means the United States, comprised of its 50 states, the District of Columbia, and its possessions (other than Puerto Rico). 2.40 “Valuation Date” means each business day, as determined by the Recordkeeper, as of which Participant Accounts are valued in accordance with Plan procedures that are currently in effect. In accordance with procedures that may be adopted by the Plan Administrator, any current Valuation Date may be changed. ARTICLE III - ELIGIBILITY AND PARTICIPATION 3.1 Eligibility to Participate. (a) In General. (i) Subject to paragraph (ii) below, an Executive will be eligible to participate in the Plan for a Plan Year if the Executive is classified by the Employer in Pay Grade E1, M6 or M6+ and set up on the Employer’s payroll system to be paid in U.S. dollars from a U.S. payroll as of the first day of such Plan Year. An Executive who is hired during a Plan Year and classified by the Employer in Pay Grade E1, M6 or M6+ and set up on the Employer’s payroll system to be paid in U.S. dollars from a U.S. payroll at the time of hire, or who is promoted by the Employer during a Plan Year to Pay Grade E1, M6 or M6+ and set up on the Employer’s payroll system to be paid with U.S. dollars from a U.S. payroll at the effective date of such promotion, will be eligible to defer compensation under the Plan 30 days after such hire or promotion. An Eligible Executive who makes an irrevocable election to participate in the Plan for a Plan Year will remain an Eligible Executive for the remainder of the Plan Year (i) regardless of whether such

6 Executive is subsequently classified in a portion other than Pay Grade E1, M6 or M6+ during such Plan Year and (ii) regardless of whether such Executive subsequently is paid in non-U.S. dollars or from a non-U.S. payroll during such Plan Year; provided that the occurrence of such events will cut off any election that has been made that has not yet required to become irrevocable in order to be timely in accordance with Section 409A. Any individual who becomes an Eligible Executive during a Plan Year (including an individual who previously was an Eligible Executive under the Plan may only be treated as an Eligible Executive for such Plan Year by satisfying the initial eligibility requirements of Treas. Reg. 1.409A-2(a)(7)(ii). (ii) Notwithstanding paragraph (i) above, from time to time the Plan Administrator may modify, limit or expand the class of Executives eligible to participate in the Plan, pursuant to criteria for eligibility that need not be uniform among all or any group of Employees; provided that the Plan Administrator may remove an Executive from eligibility to participate effective only prospectively as of the beginning of a Plan Year. (iii) Each Director will be eligible to participate in the Plan for Plan Year. (b) During the period an Executive satisfies all of the applicable eligibility requirements of this Section, he or she will be referred to as an Eligible Executive. During the period an individual is a Director, he or she will be referred to as an Eligible Director. (c) Each Eligible Executive or Eligible Director will become an active Participant on the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Eligible Executive or Eligible Director to the Recordkeeper (or, if authorized, the Plan Administrator) under Section 4.1. 3.2 Termination of Eligibility to Defer. An individual’s eligibility to participate actively by making deferrals (or a deferral election) under Article IV will cease upon the “Election Termination Date” (as defined below) occurring after the earliest of: (a) Subject to Section 4.1(b), the date he or she Separates from Service; or (b) The date that the individual ceases to be eligible under criteria described in Section 3.1(a). An individual’s “Election Termination Date” will be a date as soon as administratively practicable following the date in subsection (a) or (b) (or such other date as may be determined in accordance with rules of the Plan Administrator); provided that an Election Termination Date will not affect any election already made that otherwise has become irrevocable in accordance with the rules of this Plan. However, the occurrence of an Election Termination Date will terminate any election that has been made that is not yet required to become irrevocable under rules of the Plan Administrator that are intended to permit compliance with Section 409A. 3.3 Termination of Participation. An individual who has been an active Participant under the Plan will cease to be a Participant on the date his or her Account is fully distributed. However, if a Participant’s Account is fully distributed but it is anticipated that an additional amount will be credited to the Participant’s Account in the future (e.g., a deferral of Bonus

7 Compensation that will be paid in a future year), the Participant will remain a Participant until any such additional amount has been credited to the Participant’s account and then distributed. 3.4 Acquisitions and Divestitures. A written agreement between an Employer and a party that is not part of the JELD-WEN Organization regarding the purchase or sale of a business unit, division, or subsidiary (“Business”) may provide for the termination or commencement of the participation of Executives in this Plan. Absent a specific provision in such agreement to the contrary: (a) Each Executive of a Business that is sold will cease being eligible for this Plan upon such sale (subject to the transitional extension of participation under Section 3.1(a) in the case of a sale that does not result in a Separation from Service); and (b) No Executive of a Business that is acquired will be eligible for this Plan except as otherwise designated in the Plan or in such documents related to the Plan as the Plan Administrator may designate from time to time. For purposes of Article IX (amendment and termination of the Plan), an Employer’s approval and execution of a written agreement of acquisition or divesture, which is described in the first sentence of this Section, constitutes approval by the Company of the provisions of the agreement that relate to participation in this Plan. ARTICLE IV - DEFERRAL OF COMPENSATION 4.1 Deferral Elections. (a) Deferrals of Base Salary. Each Eligible Executive may make an election to defer under the Plan any whole percentage up to 80% of his or her Base Salary in the manner described in Section 4.2. The Plan Administrator is entitled to specify on the Election Form applicable to a particular deferral election (or in other documentation applicable to such deferral election) a lower percentage limitation on the amount of Base Salary that may be deferred pursuant to such deferral election. Any such specification must be made in writing no later than the date on which such deferral election becomes irrevocable pursuant to Section 4.2. Base Salary paid in a Plan Year for services performed during the immediately preceding Plan Year will be treated as Base Salary for services performed in the Plan Year in which payment is made. (b) Deferrals of Bonus Compensation. Each Eligible Executive may make an election to defer under the Plan any whole percentage up to 100% of his or her Bonus Compensation in the manner described in Section 4.2. The Plan Administrator is entitled to specify on the Election Form applicable to a particular deferral election (or in other documentation applicable to such deferral election) a lower percentage limitation on the amount of Bonus Compensation that may be deferred pursuant to such deferral election. Any such specification must be made in writing no later than the date on which such deferral election becomes irrevocable pursuant to Section 4.2. (c) Deferrals of MIP Compensation. Each Eligible Executive may make an election to defer under the Plan any whole percentage up to 100% of his or her MIP Compensation in the manner described in Section 4.2. The Plan Administrator is entitled to specify on the Election

8 Form applicable to a particular deferral election (or in other documentation applicable to such deferral election) a lower percentage limitation on the amount of MIP Compensation that may be deferred pursuant to such deferral election. Any such specification must be made in writing no later than the date on which such deferral election becomes irrevocable pursuant to Section 4.2. (d) Deferrals of Director Fees. Each Eligible Director may make an election to defer under the Plan any whole percentage up to 100% of his or her Director Fees for a Board Year in the manner described in Section 4.2. Such election to defer will apply to Director Fees that are earned for services performed in the corresponding Board Year. Subject to the foregoing sentence, any Director Fees deferred by an Eligible Director for a Board Year will be deducted from each payment of Director Fees at the time it would otherwise be paid. Director Fees paid in a Board Year for services performed during the immediately preceding Board Year will be treated as Director Fees for services performed in the Board Year in which payment is made. (e) Deferrals of RSUs. Each Eligible Executive and Eligible Director may make an election to defer under the Plan any whole percentage up to 100% of his or her RSUs (rounded down to the nearest whole share of common stock of the Company, as necessary) in the manner described in Section 4.2. (f) Deferrals of PSUs. Each Eligible Executive may make an election to defer under the Plan any whole percentage up to 100% of his or her PSUs (rounded down to the nearest whole share of common stock of the Company, as necessary) in the manner described in Section 4.2. (g) Discretionary Employer Restoration Contributions. For each Plan Year the Employer may elect, in its discretion, to credit an amount to an Eligible Executive’s Retirement Subaccount. (h) Other Discretionary Employer Contributions. For each Plan Year the Employer may elect, in its discretion, to credit an amount to an Eligible Executive’s Other Discretionary Employer Credit Subaccount. (i) Election Form Rules. To be effective in deferring Base Salary, Bonus Compensation, MIP Compensation or Director Fees, an Eligible Executive’s or Eligible Director’s Election Form must set forth the percentage of Base Salary, Bonus Compensation, MIP Compensation or Director Fees (as applicable) to be deferred, the time and form of payment under Section 4.3, and any other information that may be required by the Plan Administrator from time to time. In addition, the Election Form must meet the requirements of Section 4.2. 4.2 Time and Manner of Deferral Election. (a) Deferrals of Base Compensation. Ordinarily an Eligible Executive must make a deferral election with respect to Base Salary no later than December 31 of the Plan Year immediately prior to the Plan Year in which the Eligible Executive provides the services for which the Base Salary is earned (although the Plan Administrator may adopt policies that encourage or require earlier submission of Election Forms). If December 31 is not a business day, the deadline will be the preceding day that is a business day. However, (i) an individual who newly becomes an Eligible Executive on April 1, 2022, due to the adoption of this Plan will be permitted to make

9 a deferral election prior to April 1, 2022 with respect to Base Salary that is earned for services performed on or after April 1, 2022, and (ii) an individual who newly becomes an Eligible Executive during a Plan Year as a result of being a newly hired Employee will have 30 days from the date the individual becomes an Eligible Executive to make a deferral election with respect to Base Salary that is earned for services performed after the election is received (the “30-Day Election Period”). The 30-Day Election Period may be used to make an election for Base Salary that is earned for services performed in the Plan Year in which the individual becomes an Eligible Executive. Thus, if a Base Salary deferral election for a Plan Year is made in reliance on the 30- day rule, then the Plan Administrator will apply the restriction that the election may only apply to Base Salary earned for services performed after the date the election is received by the Recordkeeper. (b) Deferrals of Bonus Compensation. Ordinarily an Eligible Executive must make a deferral election with respect to his or her Bonus Compensation for a Plan Year no later than the last day of the immediately preceding Plan Year (although the Plan Administrator may adopt policies that encourage or requires earlier submission of Election Forms). If the last day of the immediately preceding Plan Year is not a business day, the deadline will be the first preceding day that is a business day. However, (i) an individual who newly becomes an Eligible Executive on April 1, 2022, due to the adoption of this Plan will be permitted to make a deferral election prior to April 1, 2022 with respect to Bonus Compensation that is earned for services performed on or after April 1, 2022, and (ii) an individual who newly becomes an Eligible Executive during a Plan Year as a result of being a newly hired Employee will have 30 days from the date the individual becomes an Eligible Executive to make a deferral election with respect to Bonus Compensation that is earned for services performed after the election is received (the “30-Day Election Period”). The 30-Day Election Period may be used to make an election for Bonus Compensation that is earned for services performed in the Plan Year in which the individual becomes an Eligible Executive. Thus, if an Eligible Executive makes a Bonus Compensation deferral election for a Plan Year in reliance on the 30-day rule, then the Plan Administrator will apply the restriction that the election will only apply to Bonus Compensation earned for services performed after the date the election is received by the Recordkeeper. (c) Deferrals of MIP Compensation. An Eligible Executive may make a deferral election with respect to his or her MIP Compensation earned for a Plan Year at least six months prior to the end of such Plan Year, provided that (i) such MIP Compensation is contingent on the satisfaction of organizational or individual performance criteria for such Plan Year, (ii) such criteria have been established in writing by not later than 90 days after the beginning of such Plan Year, and (iii) the MIP Compensation otherwise satisfies the requirements for performance-based compensation under Section 409A. If the foregoing criteria are not met for an Eligible Executive’s MIP Compensation, then the deferral election rules specified in subsection (b) above apply to that MIP Compensation. (d) Deferrals of Director Fees. An Eligible Director must make a deferral election with respect to Director Fees no later than the December 31 immediately prior to the beginning of the Board Year (although the Plan Administrator may adopt policies that encourage or requires earlier submission of Election Forms). If such December 31 is not a business day, the deadline will be the first preceding day that is a business day.

10 (e) Deferrals of RSUs and PSUs. Ordinarily an Eligible Executive or Eligible Director must make a deferral election with respect to his or her RSUs and PSUs granted in a Plan Year no later than the last day of the immediately preceding Plan Year (although the Plan Administrator may adopt policies that encourage or requires earlier submission of Election Forms). If the last day of the immediately preceding Plan Year is not a business day, the deadline will be the first preceding day that is a business day. However, a Director who newly becomes an Eligible Director in calendar year 2022 due to the adoption of this Plan may make a deferral election prior to April 1, 2022, with respect to RSUs and PSUs granted to the Eligible Director in April 2022. (f) General Provisions. A separate deferral election under subsection (a) through (e) above must be made by an Eligible Executive or Eligible Director for each category of compensation that is eligible for deferral under this Plan. If a properly completed and executed Election Form is not actually received by the Recordkeeper (or, if authorized, the Plan Administrator) by the deadline applicable under subsections (a) through (e) above for a particular category of compensation, the Eligible Executive or Eligible Director will be deemed to have elected not to defer any such compensation. Except as provided below in this subsection, an election is irrevocable once received and determined by the Plan Administrator to be properly completed (and such determination will be made not later than the last date for making the election in question). Increases or decreases in the amount or percentage a Participant elects to defer will not be permitted during a Plan Year or Board Year, as applicable. (g) Evergreen Elections. Once a Participant makes an effective deferral election under the terms of this Plan for a category of compensation that is eligible for deferral under the Plan, generally that election will carry over from Plan Year to Plan Year until such time as the Participant makes a new effective deferral election under the terms of the Plan for that category of compensation. Any such new effective deferral election will similarly carry over from Plan Year to Plan Year until such time as the Participant makes another new effective deferral election for that category of compensation. Notwithstanding the prior provisions of this subsection (g), an Eligible Executive’s or Eligible Director’s election of a Specific Payment Date will terminate and cease to apply as necessary to comply with the restriction specified in Section 4.3(b). (h) Beneficiaries. (i) A Participant may designate on the Election Form (or in some other manner authorized by the Plan Administrator) one or more Beneficiaries to receive payment, in the event of his or her death, of the amounts credited to his or her Account; provided that, to be effective, any Beneficiary designation must be in writing, signed by the Participant, and must meet such other standards (including any requirement for spousal consent) as the Plan Administrator or Recordkeeper may require from time to time. The Beneficiary designation must also be filed with the Recordkeeper prior to the Participant’s death. An incomplete Beneficiary designation, as determined by the Recordkeeper or Plan Administrator, will be void and of no effect. A Beneficiary designation of an individual by name remains in effect regardless of any change in the designated individual’s relationship to the Participant. Any Beneficiary designation submitted to the Recordkeeper that only specifies a Beneficiary by relationship will not be considered an effective Beneficiary designation and will be void and of no effect. If more than one Beneficiary is specified and the Participant fails to indicate the respective percentage applicable to two or more Beneficiaries, then each Beneficiary for whom a percentage is not designated will be entitled to an

11 equal share of the portion of the Account (if any) for which percentages have not been designated. At any time, a Participant may change a Beneficiary designation for his or her Account in a writing that is signed by the Participant and filed with the Recordkeeper prior to the Participant’s death, and that meets such other standards as the Plan Administrator may require from time to time. An individual who is otherwise a Beneficiary with respect to a Participant’s Account ceases to be a Beneficiary when all payments have been made from the Account. (ii) If the Participant designates a Beneficiary and such Beneficiary survives the Participant, but such Beneficiary dies prior to the complete distribution of such Beneficiary’s interest in the Participant’s Account, the Plan Administrator will direct the Recordkeeper to pay such Beneficiary’s remaining interest in the Participant’s Account to the Beneficiary’s estate. 4.3 Time and Form of Payment. (a) Retirement Subaccounts and Other Discretionary Employer Contributions Subaccount. A Participant’s Retirement Subaccount and Other Discretionary Employer Contributions Subaccount will be paid on account of the Participant’s Separation from Service. When an Executive or Director first becomes eligible to make a deferral election under the Plan, he or she may elect to receive payment of his or her Retirement Subaccount and Other Discretionary Employer Contributions Subaccount either as a lump sum or in annual installments to be paid over a period of two to 10 years. Only one election may be made for both such subaccounts, and the election must be made in accordance with the requirements of Section 4.2. If no such election is timely made, a Participant’s Retirement Subaccount and Other Discretionary Employer Contributions Subaccount will be paid in a lump sum. (b) In-Service Subaccounts. A Participant may elect to receive payment of any deferrals of Base Salary, Bonus Compensation, MIP Compensation or Director Fees for a Plan Year on a Specific Payment Date, either as a lump sum or in annual installments over a period of two to five years. Such an election must be made in accordance with the requirements of Section 4.2. If the election does not specify a form of payment, the payment will be made in a lump sum. In no event may an in-service distribution of an amount be made before the date that is two years after the first day of the year in which any deferral election applicable to such In-Service Account became effective. (c) Equity Subaccounts. A Participant’s Equity Subaccounts, if any, will automatically be paid in a lump sum on account of the Participant’s Separation from Service. (d) Distribution Rules. Article VI governs the specific timing of distributions under the Plan. ARTICLE V - INTERESTS OF PARTICIPANTS 5.1 Accounting for Participants’ Interests. (a) Deferral Subaccounts. A Participant’s deferrals of Base Salary, Bonus Compensation, MIP Compensation and Director Fees, as applicable, will be credited to the Participant’s Retirement Subaccount as soon as administratively practicable following the date the

12 compensation would have been paid to the Participant in the absence of a deferral except to the extent the Participant has elected a Specific Payment Date for any such deferral, in which case such deferral will be credited to an In-Service Subaccount for the Participant as soon as administratively practicable following the date the compensation would have been paid to the Participant in the absence of a deferral. A Participant’s deferrals of RSUs and PSUs, as applicable, will be credited to an Equity Subaccount for the Participant at the time the Company grants the corresponding RSUs or PSUs to the Participant. Discretionary Employer Restoration Contributions granted by the Employer on behalf of a Participant for a Plan Year, if any, will be credited to the Participant’s Retirement Subaccount as of a date during the immediately following Plan Year that is specified by the Plan Administrator for such contributions. Other Discretionary Employer Contributions granted by the Employer on behalf of a Participant, if any, will be credited to the Participant’s Other Discretionary Employer Contributions Subaccount as of a date during the immediately following Plan Year that is specified by the Plan Administrator for such contributions. A Participant’s Retirement Subaccount, Equity Subaccounts (if any), In-Service Subaccount (if any), Other Discretionary Employer Contributions Subaccount (if any), and overall Account are bookkeeping devices used to track the value of the Participant’s interest in the Plan. No assets will be reserved or segregated in connection with any subaccount or overall Account, and no subaccount or overall Account will be insured or otherwise secured. 5.2 Deemed Investment of Deferral Subaccounts. (a) Retirement Subaccounts, Other Discretionary Employer Contributions Subaccounts and In-Service Subaccounts. A Participants Retirement Subaccount, Other Discretionary Employer Contributions Subaccount (if any) and In-Service Subaccounts (if any) will be invested on a phantom basis in any combination of phantom investment options specified by the Participant (or following the Participant’s death, by his or her Beneficiary) from those offered by the Plan Administrator for this purpose from time to time pursuant to subsection (c) below. As of each Valuation Date, each such subaccount will be credited with earnings and gains (and will be debited for expenses and losses) determined as if the amounts credited to the subaccount had actually been invested as directed by the Participant in accordance with this Article. (b) Equity Subaccounts. A Participant’s Equity Subaccounts (if any) will be deemed invested shares of common stock of the Company corresponding to the number of shares of common stock of the Company that the Participant is eligible to earn under the corresponding RSUs and PSUs. As of each Valuation Date, each Equity Subaccount will have a value equal to the closing price of a share of Company common stock as reported on the stock exchange on which such common stock is traded on such Valuation Date multiplied by the number of shares of common stock of the Company in which such Equity Subaccount is deemed invested on such Valuation Date. If shares of common stock of the Company change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other any other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment will be made in the number and class of securities in which each such Equity Subaccount is deemed invested under the Plan as the Plan Administrator may determine to be necessary or appropriate. In no event will shares of common stock of the Company actually be purchased or held under this Plan, and no Participant will have any rights as a shareholder of Company common stock on account of an interest in this deemed investment.

13 (c) Phantom Investment Options. The Plan Administrator will designate the investment options that will be available as phantom investment options under this Plan. These phantom investment options will be described in materials provided to Participants from time to time. Any of these phantom investment options will be administered under procedures implemented from time to time by the Plan Administrator. The Plan Administrator may discontinue any phantom investment option and may provide rules for transferring a Participant’s phantom investment from the discontinued option to a specified replacement option (unless the Participant selects another replacement option in accordance with such requirements as the Plan Administrator may apply). The Plan provides only for “phantom investments,” and therefore such earnings, gains, expenses, and losses and investments are hypothetical and not actual. However, they will be applied to measure the value of a Participant’s Account and the amount of his or her Employer’s liability to make deferred payments to or on behalf of the Participant. (d) Phantom Investments. A Participant may allocate on an Election Form the phantom investment of the Participant’s Retirement Subaccount, In-Service Subaccounts (if any) and Other Discretionary Employer Contributions Subaccount (if any) in one percent increments among the phantom investment options then offered by the Plan Administrator. Such phantom investment election will apply to all such subaccounts. To the extent a Participant’s Election Form specifies phantom investment options for less than 100% of such subaccounts, the Recordkeeper will allocate the phantom investment of such subaccounts to the default investment fund specified by the Plan Administrator for this purpose to the extent necessary to provide for investment of 100% of the Participant’s deferral. To the extent a Participant’s Election Form specifies phantom investment options for more than 100% of such subaccounts, the Recordkeeper will prorate all of the Participant’s investment allocations to the extent necessary to reduce (after rounding to whole percentages) the Participant’s aggregate investment percentages to 100%. (e) Phantom Investment Changes. A Participant may reallocate the phantom investment of the Participant’s Retirement Subaccount, In-Service Subaccounts (if any) and Other Discretionary Employer Contributions Subaccount (if any) by properly completing and submitting a new Election Form provided by the Plan Administrator or Recordkeeper. Such phantom investment election will apply to all such subaccounts. If an Election Form provides for investing less than or more than 100% of such subaccounts, it will be void and disregarded. Any Election Form that is not void under the preceding sentence will be effective as of the Valuation Date next occurring after its receipt by the Recordkeeper, but the Plan Administrator or Recordkeeper may also specify a minimum number of days in advance of which such transfer form must be received in order for the form to become effective as of such next Valuation Date. If more than one Election Form is received on a timely basis, the form that the Plan Administrator or Recordkeeper determines to be the most recent will be followed. 5.3 Vesting of a Participant’s Account. (a) Retirement Subaccounts and In-Service Subaccounts. A Participant’s interest in the value of his or her Retirement Subaccount and In-Service Subaccount (if any) will be 100 percent vested at all times, which means that the Participant will not forfeit such subaccounts as a result of his or her Separation from Service.

14 (b) Equity Subaccounts. A Participant’s interest in the value an Equity Subaccount will become vested if and when the corresponding RSU or PSUs have become earned and vested under the terms of such award. The Participant will forfeit the unvested portion of an Equity Subaccount on the date on which the Participant forfeits the corresponding RSUs or PSUs. (c) Other Discretionary Employer Contributions Subaccounts. A Participant’s Other Discretionary Employer Contributions Subaccount (if any) will become vested in accordance with the schedule established by the Administrator at the time the subaccount is established for the Participant. A Participant will forfeit the unvested portion of his or her Other Discretionary Employer Contributions Subaccount on the date of the Participant’s termination of employment with the Employer. Despite such vesting schedule, the Participant will become 100 percent vested in the Participant’s Other Discretionary Employer Contributions Subaccount upon the first to occur of the Participant’s attainment of age 65, death and Disability, or upon the effective date of the termination of the Plan pursuant to Section 92 below, in each case while the Participant is still employed by the Employer. ARTICLE VI - DISTRIBUTIONS 6.1 General. A Participant’s Account will be distributed as provided in this Article, subject in all cases to Section 7.3(j) (relating to safeguards against insider trading). Equity Subaccounts will be distributed in shares of common stock of the Company. All other subaccounts will be distributed in cash. In no event will any portion of a Participant’s Account be distributed earlier or later than is allowed under Section 409A. 6.2 In-Service Subaccounts. (a) If a Participant’s In-Service Subaccount is payable in the form of a lump sum pursuant to Article IV, the In-Service Subaccount will be valued as of the last Distribution Valuation Date that occurs on or immediately precedes the Specific Payment Date applicable to the In-Service Account and the resulting amount will be paid to the Participant in a single lump sum on the Specific Payment Date. (b) If a Participant’s In-Service Subaccount is payable in the form of annual installments pursuant to Article IV, the Participant’s first installment payment will be paid on the Specific Payment Date applicable to the In-Service Subaccount. Thereafter, another installment payment will be made on each successive anniversary of such Specific Payment Date for the number of years specified in the Participant’s installment payment election for such In-Service Subaccount. The amount of each installment will be determined under Section 6.7. Notwithstanding the preceding provisions of this subsection, if before the date the last installment distribution is processed for payment the Participant Separates from Service, dies or suffers a Disability, the remaining balance of such In-Service Subaccount will be added to the Participant’s Retirement Account and distributed in accordance with Section 6.3, 6.4 or 6.5, as applicable. (c) If the Participant Separates from Service before the Specific Payment Date applicable to an In-Service Subaccount, then the Participant’s election to receive payment of the In-Service Subaccount based on the Specific Payment Date will become void on the date the Participant Separates from Service and the balance of such In-Service Subaccount will be added

15 to the Participant’s Retirement Subaccount and distributed in accordance with Section 6.3, 6.4 or 6.5, as applicable. 6.3 Distributions on Account of a Separation from Service. This Section 6.3 applies when a Participant Separates from Service. (a) If the Participant’s Retirement Subaccount and Other Discretionary Employer Contributions Subaccount are payable in the form of a lump sum pursuant to Article IV, these subaccounts will be valued as of the last Distribution Valuation Date that occurs on or immediately precedes the first day of the seventh month immediately following the date of the Participant’s Separation from Service and the vested portion of the resulting amount will be paid in a single lump sum on the first day of the seventh month immediately following the date of the Participant’s Separation from Service. (b) If the Participant’s Retirement Subaccount and Other Discretionary Employer Contributions Subaccount are payable in the form of installments pursuant to Article IV, the Participant’s first installment payment will be paid on the first day of the seventh month immediately following the date of the Participant’s Separation from Service. Thereafter, another installment payment will be made on each successive anniversary of the date of the Participant’s Separation from Service for the number of years specified in the Participant’s installment payment election for such subaccounts. The amount of each installment will be determined under Section 6.7. Notwithstanding the preceding provisions of this subsection (b): (1) if the total balance of the Participant’s Retirement Subaccount and Other Discretionary Employer Contributions Subaccount valued as of the last Distribution Valuation Date that occurs on or immediately preceding the first day of the seventh month immediately following the date of the Participant’s Separation from Service does not exceed $50,000, then such total balance will be paid to the Participant in a single lump sum on the first day of the seventh month immediately following the date of the Participant’s Separation from Service (except as provided in subsection (d) below), and (2) if before the date the last installment distribution is processed for payment the Participant dies or suffers a Disability, the remaining balance of such subaccounts will instead be distributed in accordance with Section 6.4 or 6.5, as applicable. (c) The Participant’s Equity Subaccounts will be paid in a single lump sum in shares of common stock of the Company on the first day of the seventh month immediately following the date of the Participant’s Separation from Service (except as provided in subsection (d) below). (d) If a Participant has Separated from Service, the Participant’s entire Account balance has been distributed under this Article VI as a result of such Separation from Service, and later the Participant’s Account is credited with a deferral of compensation that was not available for credit before the time the Participant’s Account was previously paid out (e.g., Bonus Compensation), then the new balance of such Participant’s Account will be distributed as a result of such prior Separation from Service and the distribution will be made in a single lump sum payment on the first day of the first month after the date that the deferral was credited to the Participant’s

16 Account (but in all cases no earlier than the first day of the seventh month immediately following the date of the Participant’s Separation from Service). 6.4 Distributions on Account of Death. (a) The entire outstanding balance of a Participant’s Account will be valued as of the last Valuation Date that occurs on or immediately precedes the date of the Participant’s death and the resulting amount will be paid in a single lump sum payment on the date of the Participant’s death. (b) Amounts paid following a Participant’s death will be paid to the Participant’s Beneficiary. If some but not all of the persons designated by a Participant as Beneficiaries to receive his or her Account at death predecease the Participant, the Participant’s surviving Beneficiaries will be entitled to the portion of the Participant’s Account intended for such pre-deceased persons in proportion to the surviving Beneficiaries’ respective shares. (c) If no Beneficiary designation is in effect at the time of a Participant’s death (as determined by the Plan Administrator) or if all persons designated as Beneficiaries by the Participant have predeceased the Participant, then the payments to be made pursuant to this Section will be distributed as follows: (1) If the Participant is married or in a domestic partnership at the time of his/her death, all payments made pursuant to this Section will be paid to the Participant’s surviving spouse or surviving eligible domestic partner; and (2) If the Participant is not married or in a domestic partnership at the time of his/her death, all payments made pursuant to this Section will be paid to the Participant’s surviving children in equal shares. (3) If the Participant is not married or in a domestic partnership and does not have any living children at the time of his/her death, all payments made pursuant to this Section will be paid to the Participant’s estate. The Plan Administrator will determine whether a Participant is “married” and will determine a Participant’s “spouse” based on the state or local law where the Participant has his/her primary residence at the time of death. For these purposes, an “eligible domestic partner” means the individual, (i) with whom the Participant was in a valid civil union under state law at the time of the Participant’s death, (ii) who would satisfy the criteria to be enrolled in the Employer’s health benefits as the Participant’s domestic partner at the time of the Participant’s death or (iii) who satisfies such other criteria of domestic partnership as the Plan Administrator has specified in writing. The Plan Administrator is authorized to make any applicable inquires and to request any documents, certificates or other information that it deems necessary or appropriate in order to make the above determinations. (d) Any claim to be paid any amounts standing to the credit of a Participant in connection with the Participant’s death must be received by the Recordkeeper or the Plan Administrator at least 14 days before any such amount is paid out by the Recordkeeper. Any claim

17 received thereafter is untimely, and it will be unenforceable against the Plan, the Company, the Plan Administrator, the Recordkeeper or any other party acting for one or more of them. 6.5 Distributions on Account of Disability. The entire outstanding balance of a Participant’s Account will be valued as of the last Valuation Date that occurs on or immediately precedes the date of the Participant’s Disability and the resulting amount will be paid in a single lump sum payment on the date of the Participant’s Disability. 6.6 Distributions on Account of Unforeseeable Emergency. Prior to the time that an amount would become distributable under Sections 6.2 through 6.5, a Participant or Beneficiary may file a written request with the Recordkeeper for accelerated payment of all or a portion of the amount credited to the Participant’s Account based upon an Unforeseeable Emergency. After an individual has filed a written request pursuant to this Section, along with all supporting material that may be required by the Recordkeeper from time to time, the Recordkeeper will determine within 60 days (or such other number of days that is necessary if special circumstances warrant additional time) whether the individual meets the criteria for an Unforeseeable Emergency. If the Recordkeeper determines that an Unforeseeable Emergency has occurred, the Participant or Beneficiary will receive a distribution from his or her Account as of the day the Recordkeeper finalizes the determination. However, such distribution cannot not exceed the dollar amount necessary to satisfy the Unforeseeable Emergency (plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution) after taking into account the extent to which the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). 6.7 Valuation. In determining the amount of any individual distribution pursuant to this Article, the Participant’s subaccount will continue to be credited with earnings and gains (and debited for expenses and losses) as specified in Article V until the Distribution Valuation Date that is used in determining the amount of the distribution under this Article. If a particular Section in this Article does not specify a Distribution Valuation Date to be used in calculating the distribution, the Participant’s subaccount will continue to be credited with earnings and gains (and debited for expenses and losses) as specified in Article V until the Distribution Valuation Date that is on or immediately precedes such distribution. In determining the value of a Participant’s remaining subaccount following an installment distribution from the subaccount (or a partial distribution under Section 6.6 relating to a distribution on account of an Unforeseeable Emergency), such distribution will reduce the value of the Participant’s subaccount as of the close of the Distribution Valuation Date preceding the payment date for such installment. The amount to be distributed in connection with any installment payment will be determined by dividing the value of a Participant’s subaccount as of such preceding Distribution Valuation Date (determined before reduction of the subaccount as of such Distribution Valuation Date in accordance with the preceding sentence) by the remaining number of installments to be paid with respect to the subaccount. 6.8 Actual Payment Date. An amount payable on a date specified in this Article VI must be paid by the later of (a) the end of the calendar year in which the specified date occurs, or (b) the 15th day of the third calendar month following such specified date. A payment made within this time frame will in all cases be considered timely under this Article VI. A Participant or

18 Beneficiary is not permitted to designate the taxable year of payment of any amount under this Plan. ARTICLE VII - PLAN ADMINISTRATION 7.1 Plan Administrator. The Plan Administrator is responsible for the administration of the Plan. The Plan Administrator has the authority to name one or more delegates to carry out certain responsibilities hereunder, as specified in the definition of Plan Administrator. Any such delegation will state the scope of responsibilities being delegated and is subject to Section 7.6 below. 7.2 Action. Action by the Plan Administrator may be taken in accordance with procedures that the Plan Administrator adopts from time to time or that the Company’s legal department determines are legally permissible. 7.3 Powers of the Plan Administrator. The Plan Administrator will administer and manage the Plan and will have (and is permitted to delegate) all powers necessary to accomplish that purpose, including the following: (a) To exercise its discretionary authority to construe, interpret, and administer this Plan; (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants’ Accounts; (c) To compute and certify to the Employers the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid; (d) To authorize all disbursements pursuant to this Plan; (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan; (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof; (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; (h) To establish or to change the phantom investment options or arrangements under Article V; (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan; and

19 (j) Notwithstanding any other provision of this Plan except Section 7.7 (relating to compliance with Section 409A), the Plan Administrator or the Recordkeeper may take any action the Plan Administrator deems is necessary to assure compliance with any policy of the Company respecting insider trading as may be in effect from time to time. Such actions may include altering the effective date of phantom investment election changes or distribution dates. Any such actions will alter the normal operation of the Plan to the minimum extent necessary. The Plan Administrator has the exclusive and discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits, to determine the amount and manner of payment of such benefits and to make any determinations that are contemplated by (or permissible under) the terms of this Plan, and its decisions on such matters will be final and conclusive on all parties. Any such decision or determination will be made in the absolute and unrestricted discretion of the Plan Administrator, even if (1) such discretion is not expressly granted by the Plan provisions in question, or (2) a determination is not expressly called for by the Plan provisions in question, and even though other Plan provisions expressly grant discretion or call for a determination. As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. In the event of a review by a court, arbitrator or any other tribunal, any exercise of the Plan Administrator’s discretionary authority will not be disturbed unless it is clearly shown to be arbitrary and capricious. 7.4 Compensation, Indemnity and Liability. The Plan Administrator will serve without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator will be paid by the Company. To the extent deemed appropriate by the Plan Administrator, any such expense may be charged against specific Participant Accounts, thereby reducing the obligation of the Company. No member of the committee serving as the Plan Administrator), and no individual acting as the delegate of such committee, will be liable for any act or omission of any other member or individual, nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Employers (other than the Company) will indemnify and hold harmless each member of the committee serving as Plan Administrator and any employee of the Company (or a Company affiliate, if recognized as an affiliate for this purpose by the Plan Administrator) acting as the delegate of the committee serving as Plan Administrator against any and all expenses and liabilities, including reasonable legal fees and expenses, arising in connection with this Plan out of his or her membership on such committee (or his or her serving as the delegate of such committee). 7.5 Withholding. The Employer will withhold from amounts due under this Plan, any amount necessary to enable the Employer to remit to the appropriate government entity or entities on behalf of the Participant as may be required by the federal income tax provisions of the Code, by an applicable state’s income tax provisions, and by an applicable city’s, county’+s or municipality’s earnings or income tax provisions. Further, the Employer will withhold from the payroll of or otherwise collect from a Participant the amount necessary to remit on behalf of the Participant any Social Security or Medicare taxes which may be required with respect to amounts deferred or accrued by a Participant hereunder, as determined by the Employer. In addition, to the extent required by Section 409A, amounts deferred under this Plan will be reported on each Participant’s Form W-2 for the applicable tax year, and any amounts that become taxable hereunder will be reported as taxable wages on the Participant’s Form W-2 for the applicable tax year. All such reporting will be performed based on the rules and procedures of Section 409A.

20 7.6 Conformance with Section 409A. This Plan will be operated at all times in accordance with the requirements of Section 409A. In all cases, the provisions of this Section 7.7 apply notwithstanding any contrary provision of the Plan that is not contained in this Section 7.7. ARTICLE VIII - CLAIMS PROCEDURE 8.1 Claims for Benefits. If a Participant, Beneficiary or other person (hereafter, a “Claimant”) does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, he or she may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator. If the claim for benefits is denied, the Plan Administrator will notify the Claimant within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension may not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits must advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his or her claim, and the steps which the Claimant must take to appeal his or her claim for benefits. 8.2 Appeals of Denied Claims. Each Claimant whose claim for benefits has been denied may file a written appeal for a review of his or her claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he or she received the notice denying his or her claim. The decision of the Plan Administrator will be communicated to the Claimant within 60 days after receipt of a request for appeal. The notice must set forth the basis for the Plan Administrator’s decision. However, if special circumstances require an extension of time for processing the appeal, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 60-day period and such extension may not exceed one additional, consecutive 60-day period. In no event will the Plan Administrator’s decision be rendered later than 120 days after receipt of a request for appeal. 8.3 Special Claims Procedures for Disability Determinations. Notwithstanding Sections 8.1 and 8.2, if a Claimant’s claim or appeal relates to Disability benefits, such claim or appeal will be processed pursuant to the applicable provisions of Department of Labor Regulation Section 2560.503-1 relating to Disability benefits, including Sections 2560.503-1(d), 2560.503- 1(f)(3), 2560.503-1(h)(4) and 2560.503-1(i)(3). 8.4 Effect of Specific References. Specific references in the Plan to the Plan Administrator’s discretion will create no inference that the Plan Administrator’s discretion in any other respect, or in connection with any other provision, is less complete or broad. 8.5 Claimant Must Exhaust the Plan’s Claims Procedures Before Filing in Court. Before filing any Claim (including a suit or other action) in court or in another tribunal, a Claimant must first fully exhaust all of the Claimant’s rights under the claim and appeal procedures of this Article VIII.

21 (a) Upon review by any court or other tribunal, the exhaustion requirement of this Section 8.5 is intended to be interpreted to require exhaustion in as many circumstances as possible (and any steps necessary to clarify or effect this intent may be taken). (b) In any action or consideration of a Claim in court or in another tribunal following exhaustion of the Plan’s claims procedure as described in this Section 8.5, the subsequent action or consideration will be limited, to the maximum extent permissible, to the record that was before Plan Administrator in the claims procedure. (c) The exhaustion requirement of this Section 8.5 will apply: (i) regardless of whether other Disputes that are not Claims (including those that a court might consider at the same time) are of greater significance or relevance, (ii) to any rights the Plan Administrator may choose to provide in connection with novel Disputes or in particular situations, (iii) regardless of whether the rights are actual or potential and (iv) even if the Plan Administrator has not previously defined or established specific claims procedures that directly apply to the submission and consideration of such Claim (in which case the Plan Administrator (upon notice of the Claim) will either promptly establish such claims procedures or will apply (or act by analogy to) the claims procedures of Section 8.5 that apply to claims for benefits). (d) The Plan Administrator may make special arrangements to consider a Claim on a class basis or to address unusual conflicts concerns, and such minimum arrangements in these respects will be made as are necessary to maximize the extent to which exhaustion is required. (e) For purposes of this Section 8.5, the following definitions apply. (1) A “Dispute” is any claim, dispute, issue, action or other matter. (2) A “Claim” is any Dispute that implicates in whole or in part any one or more of the following – (A) The interpretation of the Plan; (B) The interpretation of any term or condition of the Plan; (C) The interpretation of the Plan (or any of its terms or conditions) in light of applicable law; (D) Whether the Plan or any term or condition under the Plan has been validly adopted or put into effect; (E) The administration of the Plan; (F) Whether the Plan, in whole or in part, has violated any terms, conditions or requirements of ERISA or other applicable law or regulation, regardless of whether such terms, conditions or requirements are, in whole or in part, incorporated into the terms, conditions or requirements of the Plan;

22 (G) A request for Plan benefits or an attempt to recover Plan benefits; (H) An assertion that any entity or individual has breached any fiduciary duty; or (I) Any Claim that: (i) is deemed similar to any of the foregoing by the Plan Administrator, or (ii) relates to the Plan in any way. (3) A “Claimant” is any Executive, Director, former Executive, former Director, Participant, former Participant, Beneficiary (or the spouse, former spouse, estate, heir or representative of any of the foregoing individuals), or any other individual, person, entity with a relationship to any of the foregoing individuals or the Plan, as well as any group of one or more of the foregoing, who has a Claim. 8.6 Limitations on Actions. Any claim filed under this Article VIII and any action filed in state or federal court by or on behalf of a former or current Executive, Director, Participant, Beneficiary or any other individual, person or entity (collectively, a “Petitioner”) for the alleged wrongful denial of Plan benefits or for the alleged interference with or violation of ERISA- protected rights must be brought within two years of the date the Petitioner’s cause of action first accrues. For purposes of this subsection, a cause of action with respect to a Petitioner’s benefits under the Plan will be deemed to accrue not later than the earliest of (i) when the Petitioner has received the calculation of the benefits that are the subject of the claim or legal action (ii) the date identified to the Petitioner by the Plan Administrator on which payments will commence, or (iii) when the Petitioner has actual or constructive knowledge of the facts that are the basis of his claim. For purposes of this subsection, a cause of action with respect to the alleged interference with ERISA-protected rights will be deemed to accrue when the claimant has actual or constructive knowledge of the acts that are alleged to interfere with ERISA-protected rights. Failure to bring any such claim or cause of action within this two-year time frame will preclude a Petitioner, or any representative of the Petitioner, from filing the claim or cause of action. Correspondence or other communications following the mandatory appeals process described in this Article VIII will have no effect on this two-year time frame. 8.7 Restriction on Venue. Any claim or action filed in court or any other tribunal in connection with the Plan by or on behalf of a Petitioner (as defined in Section 8.6 above) must be brought or filed in the United States District Court for the Western District of North Carolina. ARTICLE IX - AMENDMENT AND TERMINATION 9.1 Amendment of Plan. The Board (or its delegate) and the Compensation Committee of the Board (or its delegate) each has right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, including the manner of making deferral elections, the terms on which distributions are made, and the form and timing of distributions. However, except for mere clarifying amendments necessary to avoid an inappropriate windfall, no Plan amendment may reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment must be in writing and adopted by the Board (or its delegate) or the Compensation Committee of the Board (or its delegate). All Participants and Beneficiaries will be

23 bound by any such amendment. Any amendments made to the Plan will be subject to any restrictions on amendment that are applicable to ensure continued compliance under Section 409A. 9.2 Termination of Plan. (a) The Company expects to continue this Plan but does not obligate itself to do so. The Company, acting by the Compensation Committee of the Board, or through its entire Board, reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan will be binding on all Participants (and a partial termination will be binding upon all affected Participants) and their Beneficiaries, but in no event may such termination reduce the amounts credited at that time to any Participant’s Account. If this Plan is terminated (in whole or in part), the termination resolution must provide for how amounts previously credited to affected Participants’ Accounts will be distributed. (b) This Section is subject to the same restrictions related to compliance with Section 409A that apply to Section 9.1. In accordance with these restrictions, the Company intends to have the maximum discretionary authority to terminate the Plan and make distributions in connection with a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company, all within the meaning of Section 409A (a “Change in Control”), and the maximum flexibility with respect to how and to what extent to carry this out following a Change in Control as is permissible under Section 409A. The previous sentence contains the exclusive terms under which a distribution may be made in connection with any change in control. ARTICLE X - MISCELLANEOUS 10.1 Limitation on Participant’s Rights. Participation in this Plan does not give any Participant the right to be retained in the Employer’s employment or other service relationship with the Employer. The Employer reserves the right to terminate the employment or other service relationship of any Participant without any liability for any claim against the Employer under this Plan, except for a claim for payment of deferrals as provided herein. 10.2 Unfunded Obligation of Individual Employer. The benefits provided by the Plan are unfunded. All amounts payable under the Plan to Participants are paid from the general assets of the Company. Nothing contained in the Plan requires the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. Neither a Participant, a Beneficiary, nor any other person will have any property interest, legal or equitable, in any specific Company asset. The Plan creates only a contractual obligation on the part of the Company, and the Participant has the status of a general unsecured creditor of the Company with respect to amounts of compensation deferred hereunder. Such a Participant will not have any preference or priority over, the rights of any other unsecured general creditor of the Company. No other Employer guarantees or shares such obligation, and no other Employer will have any liability to the Participant or his or her Beneficiary. 10.3 Other Plans. This Plan will not affect the right of any Eligible Executive or Eligible Director to participate in and receive benefits under and in accordance with the provisions of any

24 other employee benefit plans which are now or hereafter maintained by any Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment. 10.4 Governing Law. This Plan will be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of North Carolina. If any provisions of this instrument are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. 10.5 Adoption of Plan by Related Employers. The Plan Administrator may select any member of the JELD-WEN Organization as an Employer (other than the Company, which is automatically an Employer hereunder) and permit such entity to adopt the Plan. The selection by the Plan Administrator will govern the effective date of the adoption of the Plan by such related Employer. The requirements for Plan adoption are entirely within the discretion of the Plan Administrator and, in any case where the status of an entity as an Employer is at issue, the determination of the Plan Administrator will be conclusive and binding. 10.6 Gender, Tense and Examples. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender are intended to include the other. Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan is intended to be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application). 10.7 Successors and Assigns; Nonalienation of Benefits. This Plan inures to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns; provided, however, that the amounts credited to the Account of a Participant are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, will be null and void and not binding on the Plan or the Company or any Employer. Notwithstanding the foregoing, the Plan Administrator reserves the right to make payments in accordance with a divorce decree, judgment or other court order as and when cash payments are made in accordance with the terms of this Plan from the Account of a Participant. Any such payment will be charged against and reduce the Participant’s Account. 10.8 Facility of Payment. Whenever, in the Plan Administrator’s opinion, a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Employer to make payments to such person or to the legal representative of such person for his or her benefit, or to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment in accordance with the provisions of this Section will be a complete discharge of any liability for the making of such payment to the Participant or Beneficiary under the Plan.

25 ARTICLE XI - SIGNATURE/AUTHENTICATION This Plan document was adopted on February 16, 2022, effective April 1, 2022 (except as otherwise specified herein).

A-1 APPENDIX A - PARTICIPATING EMPLOYERS The following members of the JELD-WEN Organization have been designated as Employers as of April 1, 2022: • JELD-WEN Holding, Inc. • JELD-WEN, Inc. • Harbor Isles LLC • Breezway North America, Inc. • JBL Hawaii Limited